Exhibit 99.1

Riverbed Technology Reports

Fourth Quarter and Fiscal Year 2008 Financial Results

•	Record fourth quarter revenues of $92 million increase 21% over prior year
•	Annual revenues increase 41% to $333 million
•	Cumulative customer count exceeds 5,500
•	$268 million in cash and marketable securities as of December 31, 2008

SAN FRANCISCO, CA – February 3, 2009 – Riverbed Technology (NASDAQ: RVBD), the IT infrastructure performance company for networks, applications and storage, today reported financial results for its fourth quarter (Q4’08) and fiscal year ended December 31, 2008 (FY’08). Revenues for Q4’08 were $92.2 million. Revenues for Q4’08 increased 21% from $76.3 million reported in the fourth quarter of fiscal year 2007 (Q4’07) and increased 7% from $86.5 million reported in the third quarter of fiscal year 2008 (Q3’08). Revenues for FY’08 were $333.3 million, a 41% increase from $236.4 million of revenues in fiscal year 2007 (FY’07).

Reporting on a GAAP basis, net income for Q4’08 was $23.3 million, or $0.33 per diluted share. This compares to a GAAP net loss of $12.4 million in Q3’08, or $0.17 loss per share, and GAAP net income of $4.8 million, or $0.07 per diluted share, in Q4’07. Q4’08 net income was positively impacted by the release of $28.7 million related to the company’s deferred tax asset valuation allowance which resulted in a net $16.7 million tax benefit in the quarter. GAAP net income for FY’08 was $10.6 million, or $0.14 per diluted share, compared to GAAP net income of $14.8 million, or $0.20 per diluted share, in FY’07.

Non-GAAP net income for Q4’08 was $13.6 million, or $0.19 per diluted share, as compared to non-GAAP net income for Q3’08 of $11.0 million, or $0.15 per diluted share, and non-GAAP net income for Q4’07 of $14.6 million, or $0.20 per diluted share. Non-GAAP net income for FY’08 was $42.5 million, or $0.57 per diluted share, which compares to non-GAAP net income of $47.4 million, or $0.65 per diluted share, in FY’07. Non-GAAP net income excludes the impact of stock-based compensation, stock-based payroll expenses and related income tax effects. Q4’08 and FY’08 non-GAAP net income also excludes the reduction in the valuation allowance related to deferred tax assets. Q3’08 and FY’08 non-GAAP net income also excludes the one-time charge for the legal settlement with Quantum. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We are pleased with our fourth quarter and fiscal year financial results,” said Jerry M. Kennelly, Riverbed® president and CEO. “We executed well, achieving full year revenue growth of 41% in a challenging economy. Customers continue to make Riverbed a spending priority because our platform – deployed by more than 5,500 customers – optimizes performance while cutting costs from the IT infrastructure. We believe the low total cost of ownership and strong return on investment make WAN optimization a high priority in any spending environment.”

Riverbed’s balance sheet was also strong exiting the fourth quarter. Deferred revenue, principally from service maintenance contracts, was $58.2 million at year end. Excluding the effect of the $11.0 million settlement payment to Quantum, non-GAAP cash flow from operations was $20.0 million in the fourth quarter and $82.4 million for the year. During fiscal 2008, the company repurchased $50.0 million of Riverbed common stock and ended the year with $267.8 million in cash and marketable securities and no debt.

2008 Highlights

•

Industry Achievement – Riverbed Steelhead® products continued to be recognized for excellence by many well-respected trade publications in 2008, including InfoWorld (Best WAN Accelerator of 2005, 2006, 2007, 2008 and 2009), Storage Magazine (Silver Award in network equipment category) and Network World (“Best of the Tests” designation for best WAN optimization solution). In addition, two Riverbed customers were named to the InfoWorld 100 for their implementation of Riverbed’s Steelhead appliances. The InfoWorld 100 honors IT projects that demonstrate the most creative use of cutting edge technologies to further their business goals.

•

Product Innovation – Riverbed began shipping 13 new Steelhead appliances that provide simpler, more flexible upgrade paths and greater investment protection to customers. The company also launched enhanced versions of its Central Management Console, Riverbed Optimization System (RiOS®), Steelhead Mobile and Riverbed Services Platform (RSP). VMware software is embedded as the virtualization platform for the enhanced RSP, allowing a company to run almost any software solution they choose on the platform.

•

Customer Wins – Riverbed added over 2,000 customers in 2008, and by the end of the year had over 5,500 cumulative customers across a wide range of verticals and markets. Announced customers included HBOS Australia Banks, Nelson/Nygard, Psomas, Raiffeisen Banks, Secunet, Sutter Health, VINCI PLC, Ware Malcomb, and Willis. Riverbed boasts 49% of the Forbes Global 100 as customers.

•

Global Expansion and Distribution – Riverbed expanded globally in 2008 and now has a presence in 29 countries. The company increased its distribution capacity by adding more than 200 channel partners in 2008. Riverbed now counts more than 800 VARs, Systems Integrators, and Service Providers as partners worldwide. The company has also teamed with more than a dozen of its Service Provider partners to deliver managed WAN optimization services to joint customers, including British Telecom, Digital Hands, NTT America, Pacnet, and SingTel.

•

Technology Alliances – Riverbed expanded its technology alliances with important partners, including HP, Compellent, NetApp, Netscout, OPNET, VMware and others during 2008. More than 30 technology companies joined the Riverbed Technology Alliance Program year.

Conference Call

Riverbed will host a conference call today, February 3, 2009, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal year 2008 results and outlook for the first quarter of 2009. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the expected demand for Riverbed’s products and services, and statements relating to Riverbed’s ability to meet the needs of distributed organizations. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed with the SEC on October 30, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented on a GAAP basis, this press release contains non-GAAP financial measures of (i) net income (loss) and net income (loss) per diluted share, adjusted to exclude stock-based compensation expense and payroll tax expense related to stock option exercises, exclude the income tax effects of non-GAAP adjustments and reduction in the valuation allowance related to our deferred tax assets, and to include dilutive shares where applicable and (ii) cash flow from operations, adjusted to exclude the settlement payment to Quantum. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Riverbed’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) per diluted share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

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Riverbed Technology, Inc.

Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Revenue:
Product	$67,355	$63,287	$252,929	$196,622
Support and services	24,873	13,023	80,420	39,784

Total revenue	92,228	76,310	333,349	236,406
Cost of revenue:
Cost of product	15,286	14,015	60,439	51,068
Cost of support and services	8,024	4,857	28,175	14,856

Total cost of revenue	23,310	18,872	88,614	65,924

Gross profit	68,918	57,438	244,735	170,482
Operating expenses:
Sales and marketing	39,661	32,617	140,653	95,652
Research and development	15,380	12,312	58,658	39,696
General and administrative	8,744	8,020	38,669	24,834
Other charges	—	—	11,000	—

Total operating expenses	63,785	52,949	248,980	160,182

Operating income (loss)	5,133	4,489	(4,245)	10,300
Other income, net	1,455	2,705	6,514	9,733

Income before provision for income taxes	6,588	7,194	2,269	20,033
Provision (benefit) for income taxes	(16,667)	2,367	(8,332)	5,235

Net income	$23,255	$4,827	$10,601	$14,798

Net income per share, basic	$0.33	$0.07	$0.15	$0.22
Net income per share, diluted	$0.33	$0.07	$0.14	$0.20
Shares used in computing basic net income per share	70,283	69,887	70,757	68,020
Shares used in computing diluted net income per share	71,328	74,176	73,267	73,244

Stock-based compensation expense included in above:
Cost of product	$49	$33	$182	$101
Cost of support and services	1,019	778	4,487	2,576
Sales and marketing	5,714	4,419	23,583	15,160
Research and development	3,124	2,635	13,003	8,593
General and administrative	2,345	1,757	9,153	5,371

Total stock-based compensation expense	$12,251	$9,622	$50,408	$31,801

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$95,378	$162,979
Marketable securities	172,398	83,103
Trade receivables, net	46,839	50,072
Inventory	10,637	9,413
Deferred tax asset	6,185	—
Prepaid expenses and other current assets	6,713	6,409

Total current assets	338,150	311,976

Fixed assets, net	21,993	18,826
Deferred tax asset, non-current	27,033	—
Other assets	11,341	6,800

Total assets	$398,517	$337,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,290	$20,325
Accrued compensation and related benefits	13,137	14,290
Other accrued liabilities	13,342	9,381
Deferred revenue	45,194	26,845

Total current liabilities	89,963	70,841

Deferred revenue, non-current	12,967	6,634
Other long-term liabilities	1,758	409

Total long-term liabilities	14,725	7,043

Stockholders’ equity:
Common stock and additional paid-in-capital	316,847	295,487
Deferred stock-based compensation	(965)	(3,287)
Accumulated deficit	(21,934)	(32,535)
Accumulated other comprehensive income (loss)	(119)	53

Total stockholders’ equity	293,829	259,718

Total liabilities and stockholders’ equity	$398,517	$337,602

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Year ended December 31,
	2008	2007
Operating activities:
Net income	$10,601	$14,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,506	5,052
Stock-based compensation	50,408	31,801
Deferred taxes	(32,619)	—
Provision for inventory	5,976	1,056
Excess tax benefit from employee stock plans	(4,909)	(850)
Changes in operating assets and liabilities:
Trade receivables	1,926	(32,265)
Inventory	(12,016)	(6,216)
Prepaid expenses and other assets	(190)	(1,614)
Accounts payable and other current liabilities	4,878	16,893
Income taxes payable	11,499	4,597
Deferred revenue	25,386	14,916

Net cash provided by operating activities	71,446	48,168
Investing activities:
Capital expenditures	(12,406)	(9,709)
Purchase of available for sale securities	(424,864)	(129,098)
Proceeds from sales and maturities of available for sale securities	336,055	49,980
Increase in other assets	(3,840)	(2,100)

Net cash used in investing activities	(105,055)	(90,927)
Financing activities:
Proceeds from public offering, net of expenses	—	87,681
Proceeds from issuance of common stock under employee stock plans, net of repurchases	11,568	11,792
Payments for repurchases of common stock	(49,992)	—
Excess tax benefit from employee stock plans	4,909	850

Net cash provided by (used in) financing activities	(33,515)	100,323
Effect of exchange rate changes on cash and cash equivalents	(477)	85

Net increase (decrease) in cash and cash equivalents	(67,601)	57,649
Cash and cash equivalents at beginning of period	162,979	105,330

Cash and cash equivalents at end of period	$95,378	$162,979

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

Revenue by Geography

	Q4-07	Q1-08	Q2-08	Q3-08	Q4-08
United States	$46,973	$40,502	$47,596	$54,289	$50,803
Europe, Middle East and Africa	15,670	19,623	19,270	20,476	28,077
Rest of the world	13,667	12,857	14,726	11,782	13,348

Total revenue	$76,310	$72,982	$81,592	$86,547	$92,228

As a percentage of total revenues:
United States	62%	55%	58%	63%	55%
Europe, Middle East and Africa	21%	27%	24%	24%	30%
Rest of the world	17%	18%	18%	13%	15%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

	Q4-07	Q1-08	Q2-08	Q3-08	Q4-08
Direct	$9,251	$8,063	$7,290	$5,649	$6,701
Indirect	67,059	64,919	74,302	80,898	85,527

Total revenue	$76,310	$72,982	$81,592	$86,547	$92,228

As a percentage of total revenues:
Direct	12%	11%	9%	7%	7%
Indirect	88%	89%	91%	93%	93%

Total revenue	100%	100%	100%	100%	100%

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Twelve months ended
	Dec. 31, 2008	Sep. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
GAAP to Non-GAAP Reconciliations:
Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$23,255	$(12,423)	$4,827	$10,601	$14,798
Adjustments:
Stock-based compensation (1)	12,251	13,031	9,622	50,408	31,801
Payroll taxes on option exercises (2)	31	45	195	181	790
Litigation settlement (3)	—	11,000	—	11,000	—
Income tax adjustments (4)	(21,894)	(662)	—	(29,732)	—

As Adjusted	$13,643	$10,991	$14,644	$42,458	$47,389

Non-GAAP Net income per share, basic	$0.19	$0.15	$0.21	$0.60	$0.70
Non-GAAP Net income per share, diluted (5)	$0.19	$0.15	$0.20	$0.57	$0.65
Shares used in computing basic net income per share	70,283	71,005	69,887	70,757	68,020
Shares used in computing diluted net income per share (5)	72,578	74,472	74,176	74,022	73,244

Non-GAAP adjustments:
Cost of product	$49	$55	$33	$182	$101
Cost of support and services	1,020	1,125	779	4,493	2,578
Sales and marketing	5,721	5,931	4,564	23,632	15,616
Research and development	3,129	3,431	2,670	13,080	8,814
General and administrative	2,363	2,534	1,771	9,202	5,482
Other charges		11,000		11,000
Provision (benefit) for income taxes	(21,894)	(662)		(29,732)

Total Non-GAAP Adjustments	$(9,612)	$23,414	$9,817	$31,857	$32,591

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (R) effective January 1, 2006.

(2)	Payroll tax on stock option exercises represents the incremental cost for employer payroll taxes on stock option exercises.

(3)	Other charges represent the Q3 2008 litigation settlement with Quantum Corporation

(4)	The non-GAAP tax rate excludes the effect of stock-based compensation expense as well as discrete tax benefits on stock option exercises. Additionally, the non-GAAP tax rate does not assume a full valuation allowance on our deferred tax assets.

(5)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under SFAS 123(R).